                                  SCHEDULE 14A
                                 (Rule 14a-101)


           Proxy Statement Pursuant to Section 14(a) of The Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for use of
[x] Definitive Proxy Statement the Commission only
[ ] Definitive Additional Materials (as permitted by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule 14a-ll(c) or Rule 14a-12

                            PICK Communications Corp.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
          __________________________________________________________________

      (2) Aggregate number of securities to which transaction applies:
          __________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
          __________________________________________________________________

      (4) Proposed maximum aggregate value of transaction:
          __________________________________________________________________

      (5) Total fee paid:
          __________________________________________________________________


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:
          __________________________________________________________________

         (2)      Form, Schedule or Registration Statement No.:
          __________________________________________________________________

         (3)      Filing Party:
          __________________________________________________________________

         (4)      Date Filed:
          __________________________________________________________________

                            PICK Communications Corp.

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on December 11, 1997

                                   ----------

To The Stockholders of PICK Communications Corp.:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of PICK Communications Corp., a Nevada Company (the "Company"), will be held at the Company's principal executive offices located at Wayne Interchange Plaza II, 155 Route 46 West, Wayne, New Jersey 07470, at 11:00 a.m., Eastern Standard Time, on December 11, 1997, for the following purposes:

          1. To elect five Directors of the Company to serve for the ensuing year and until their successors are elected and qualify - Proposal 1.

          2. To consider and act upon a proposal to amend the PICK Communications Corp. 1996 Stock Option Plan to increase the number of shares available for issuance upon the exercise of options granted thereunder from 5,000,000 Shares of Common Stock to 7,500,000 shares of Common Stock - Proposal 2.

          3. To ratify the appointment of Durland & Company, CPAs, P.A. as the Company's auditors - Proposal 3.

          4. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

         The Board of Directors of the Company has fixed the close of business on October 17, 1997 as the record date for determining the Stockholders entitled to notice of and to vote at the Annual Meeting.

                                              By Order of the Board of Directors


                                              Raymond M. Brennan,
                                              Secretary
Wayne, New Jersey
November 14, 1997

                                    IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE ANNUAL MEETING AND VOTE THERE IN PERSON SHOULD THEY SO DESIRE.

                            PICK Communications Corp.
                           Wayne Interchange Plaza II
                                155 Route 46 West
                             Wayne, New Jersey 07470
                                 (201) 812-7425

                                   ----------

                                 Proxy Statement

                                   ----------


         The Board of Directors of PICK Communications Corp., a Nevada corporation (the "Company") presents this Proxy Statement and the enclosed Proxy to all stockholders and solicits their proxies for the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Company's principal executive offices located at Wayne Interchange Plaza II, 155 Route 46 West, Wayne, New Jersey 07470, at 11:00 a.m., Eastern Standard Time, on December 11, 1997 for the purposes set forth in the Notice of Annual Meeting of Stockholders (the "Notice of Meeting"). This Proxy Statement and accompanying Notice of Meeting, Proxy, Annual Report to the Stockholders for the year ended December 31, 1996 are expected to be mailed commencing on or about November 14, 1997 to the holders of record of the Company's common stock, par value $ .001 per share (the "Common Stock") as of the close of business on October 17, 1997 (the "Record Date"). On the Record Date, there were 36,059,817 shares of Common
Stock outstanding, the only outstanding voting securities of the Company. All expenses of this solicitation will be borne by the Company.

         Each share of Common Stock owned on the Record Date is entitled to one vote for each matter which may properly come before the Annual Meeting. The affirmative vote of a majority of the votes cast by holders of Common Stock on the Record Date present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt each matter considered at the Meeting. You may use the enclosed Proxy to indicate your vote as to each of the proposals described in this Proxy Statement (the "Proposals"). Each Proxy which is properly completed, signed and returned to the Company prior to the Annual Meeting and which has not been revoked will be voted at the Meeting and any adjournments thereof, as specified in such Proxy. If no specifications are given, shares represented by each properly completed Proxy will be voted "FOR" the election of the Company's nominees for the Board of Directors set forth in Proposal 1 and for each other Proposal. Shares represented by Proxies which are marked "ABSTAIN" as to any Proposal, and Proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals and therefore will have no effect on the voting. In addition, when brokers are prohibited from exercising discretionary authority for beneficial owners of shares who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         The Company does not anticipate that any of its nominees will be unavailable for election and does not know of any matters other than those proposed above that may be brought before the Annual Meeting. In the event that any other matter comes before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to any such matter in accordance with their best judgment.

         A Stockholder may revoke his or her Proxy at any time before it is exercised by delivering to the Secretary of the Company at its executive offices in Wayne, New Jersey, either a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         A list of Stockholders entitled to vote at the Annual Meeting will be open to examination by any Stockholders, for any purpose germane to the Annual Meeting, at the Company's executive offices, at the address indicated on the Notice of Annual Meeting, during ordinary business hours for ten (10) days prior to the Annual Meeting. This list will also be available for review at the Annual Meeting.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

Proposal 1 - Election of Five (5) Nominees As Directors

         The Board of Directors has nominated the five incumbent Directors for reelection including Marilyn C. Halvorsen who was appointed by the Board in June 1997 to fill the vacancy on the Board of Directors created by the resignation of Greg Manning as a Director, effective March 10, 1997. Proxies not marked to the contrary will be voted "FOR" the election of the persons listed below:

                                                     Positions with                                Year First
Name                              Age                 the Company                                Became Director
----                              ---                 -----------                                ---------------

Diego Leiva                       47          Chairman, Chief Executive                                1995
                                              Officer, President, Director

Raymond M. Brennan                60          Vice President, Secretary, Director                      1995

Robert R. Sams                    59          Director                                                 1995

Ricardo Maranon                   53          Director                                                 1995

Marilou C. Halvorsen              32          Director                                                 1997


Biographical Information about Nominees

         Diego Leiva founded Public Info/Comm Kiosk, Inc., a New Jersey corporation ("PICK"), which is currently a wholly-owned subsidiary of the Company, in August 1992, and has served as PICK 's Chairman of the Board, Chief Executive Officer and President since that time. He has held the same positions with the Company since its reorganization pursuant to the Reorganization Plan (as defined below) in September 1995. From 1989 through July 1992, Mr. Leiva served as Director of Sales for Apertus Technologies, Inc., a computer telecommunications sales firm. Prior thereto, he was Vice President of Marketing and Sales for Market Makers, Inc., Chief Operating Officer of Silo, Inc., and President of Astroglow Lamps Company. See "Certain Relationships and Related Transactions."

         Raymond M. Brennan has served as Vice President and Secretary of PICK since May 1994 and Director since June 1994. He has held the same positions with the Company since September 1995. From April 1990 to April 1994, Mr. Brennan served as Executive Vice President and General Counsel of EOL, Inc., a full service event production and marketing company. From January 1982 to March 1990, Mr. Brennan served as Vice President of Business Affairs for Radio City Music Hall Productions, Inc., where he administered both the Purchasing and Legal Departments. See "Certain Relationships and Related Transactions."

         Robert R. Sams has served as director of the Company since September 1995 and of PICK since November 1994. He has been engaged in merchant banking, corporate finance, acquisitions and financial advisory services since founding Saicol Limited in 1983.

         Ricardo Maranon has served as director of the Company since September 1995 and of PICK since December 1994. He has served as President of the Florida-based advertising agency Maranon & Associates Advertising since founding that company in 1985.

         Marilou C. Halvorsen, has served as director of the Company since June of 1997. She has been Executive Director of the New Jersey Amusement Association since 1995 and was recently named to the Board of Directors of the New Jersey Travel Industry Association.

         Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. In the event that any nominee should become unable or unwilling to serve as a Director, however, Proxies will be voted for the election of any person substituted for such nominee designated by the incumbent Directors. All Directors of the Company hold office until the next annual meeting of Stockholders and until their successors are elected and qualify.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                 VOTE FOR THE ELECTION OF ALL OF ITS NOMINEES AS
                     DIRECTORS OF THE COMPANY - PROPOSAL 1.


                    INFORMATION ABOUT THE BOARD OF DIRECTORS,
                 COMMITTEES OF THE BOARD, AND EXECUTIVE OFFICERS

Meetings of The Board of Directors And Information Regarding Committees

         Since January 1996, the Company has had two standing committees of the Board of Directors, the Compensation Committee and the Audit Committee. There were no committees of the Board of Directors in 1995. Messrs. Maranon and Sams comprise the Compensation Committee. Among the duties of this Committee are the making of recommendations to the Board of remuneration for officers and key sales persons of the Company, the determination of the number and issuance of stock options and the review of any compensation and incentive programs for executive officers, consultants and others.

         The members of the Audit Committee are Messrs. Leiva and Sams. The duties of the Audit Committee include recommending the independent public accountants to serve as the Company's auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with such accountants the scope and results of their audit engagement, reviewing the financial statements and information included in the Company's filings with the Securities and Exchange Commission, reviewing the Company's system of internal controls and procedures and reviewing the effectiveness of procedures intended to prevent violations of laws and regulations.

         The Board of Directors held eight meetings in 1996. All Directors attended seven meetings. In one meeting, three (a majority) of the Directors attended. The other two directors were unavailable but they subsequently approved and ratified the action of the majority.

         The Compensation Committee held two meetings in 1996. Both members of the Compensation Committee attended both meetings.

         The Audit Committee held two meetings in 1996. Both members of the Audit Committee attended both meetings.

Executive Officers

         Officers of the Company are elected annually by, and serve at the discretion of the Board of Directors. The names and business backgrounds of Executive Officers of the Company and of PICK who are not Directors of the Company are:

                                                        Positions with                      Year First
Name                         Age                      the Company & PICK                  Became Officer
----                         ---                      ------------------                  --------------

Robert Bingham               49                  Vice President and Chief                       1997
                                                 Financial Officer

Karen M. Quinn               49                  Vice President of Operations and               1995
                                                 Corporate Communications

         Robert Bingham has been Vice President and Chief Financial Officer of the Company since September 17, 1997. He previously served as a director of Frankel & Topche P.C., CPAs for approximately two years, Vice President and Chief Financial Officer of Smith Management Company (a privately-held investment management company) for one year, Vice President Finance of Prime Hospitality Corp. (a NYSE-listed hotel investment and management company) for seven years and as an auditor and consultant for Ernst & Young, LLP, Certified Public Accountants, for nine years.

         Karen M. Quinn has been Vice President of Operations and Corporate Communications of the Company since September 1995. Ms. Quinn has also worked for PICK since December 1992, having become its Vice President of Operations in May 1994. Previously, Ms. Quinn was a Business Manager in the health care industry for 22 years, and Vice-President of Operations at two computer sales and service companies over a period of six years.

                             EXECUTIVE COMPENSATION

         Directors currently receive no cash compensation for serving on the Board of Directors or any Committee of the Board, other than reimbursement of travel expenses incurred by them and their spouses in attending Board meetings held outside the New York Metropolitan area. Two of the Directors are employees of the Company. Each of the Directors has received restricted stock and stock options from the Company. Entities affiliated with certain Directors have received restricted stock and/or stock options and have entered into business arrangements with the Company. See the notes to "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," "SUMMARY COMPENSATION TABLE," "BOARD OF DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," all below.

         The following table sets forth all compensation awarded to, earned by, or paid to the Executive Officer named therein for all services rendered to the Company during the three fiscal years ending December 31, 1996. No other Executive Officer of the Company received total compensation in excess of $100,000 during any of the last three years:

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation                         Long Term Compensation
                                    -------------------                         ----------------------
                                                                                   Awards        Payouts
                                                                                   ------        -------
                                                                   Other          Restrict-      Securities
                                                                   Annual         ed             Underlying
Name and                                                           Compen-        Stock          Options/
Principal                                                          sation         Award(s)       SARs
Positions             Year           Salary ($)    Bonus ($)       ($)            ($)            (#)
---------             ----           ----------    ---------       -------        ---------      ---

Diego Leiva           1996           $150,000        $  0            0              0              0
Chief Executive       1995           $ 93,750(1)     $  0            0              0              0
Officer and           1994           $ 76,523(1)     $  0            0              0              0
Chairman of the
Board of Directors

----------
(1) Mr. Leiva was entitled to compensation of $150,000 in both 1995 and 1994. The amounts not paid to Mr. Leiva, $56,250 for 1995 and $73,477 for 1994, or an aggregate of $129,727 were paid in 1996 as follows: (i) on December 3, 1996, the Company and Mr. Leiva agreed to an exchange of $100,000 of such accrued salary for 400,000 shares of Common Stock of the Company at a purchase price per share of $.25, the closing asked price per share of such stock on that date; (ii) the remaining balance of $29,727 in unpaid salary accrued to Mr. Leiva was paid in cash to Mr. Leiva in 1996.

             In November 1995, the Company purchased term life insurance policies in the amount of $100,000 for each of Raymond M. Brennan and Karen M. Quinn, each of whom are executive officers of the Company. The cost to the Company of the two policies was $1,054. In September 1996, the Company paid $1,186 for a $250,000 term life insurance policy for Diego Leiva. The Company does not currently have, nor during the 1996 fiscal year did it have, any other long-term incentive plans.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             The following table sets forth, as of September 29, 1997, the number of shares of the Company's outstanding Common Stock beneficially owned by
(i) each Director and nominee for Director of the Company, (ii) each Executive Officer named under the heading "EXECUTIVE OFFICERS" above, (iii) each beneficial owner of more than 5% of the Company's Common Stock and (iv) all of the Company's Executive Officers and Directors as a group:


Name and Address                                  Amount and Nature of
of Beneficial Owner                               Beneficial Ownership (1)           Percentage (2)
-------------------                               ------------------------           --------------
Diego Leiva(11)                                     14,722,609(3)(4)                      36.3%

Robert R. Sams                                         915,000(5)                          2.2%

Ricardo Maranon                                      1,076,000(5)(6)                       2.7%

Raymond M. Brennan(11)                               1,261,500(7)(8)                       3.1%

Karen M. Quinn(11)                                   1,141,250(8)                          2.8%

Robert S. Bingham(11)                                  525,000(9)                          1.3%

Marilou C. Halverson                                   265,000(10)                          *



Name and Address                                  Amount and Nature of
of Beneficial Owner                               Beneficial Ownership (1)           Percentage (2)
-------------------                               ------------------------           --------------
Greg Manning                                         4,112,289(12)                        10.1%
775 Passaic Avenue
West Caldwell, New Jersey 07006

All executive officers and directors
as a group (7 persons)                              19,906,359                            49%

------------

*    Less than 1% of the issued and outstanding shares of common stock.

(1) Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the person indicated.

(2) Based on 36,059,817 shares outstanding plus 4,500,000 stock options as of September 29, 1997. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are convertible or exercisable within sixty (60) days of such date pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") have been converted or exercised.

(3) Includes (i) 4,290,000 shares beneficially owned by Mr. Leiva's wife, (ii) 792,000 shares beneficially owned by a trust for Mr. Leiva's son and (iii) 792,000 shares beneficially owned by a trust for Mr. Leiva's daughter.

(4) Includes incentive stock options to purchase up to 131,578 shares of the Company's Common Stock at $.0.19 per share and 250,000 shares at $0.30 per share and non-qualified stock options to purchase up to 368,422 shares of the Company's Common Stock at $0.19 per share pursuant to options under the Plan.

(5) Includes non-qualified stock options to purchase up to 750,000 shares of the Company's Common Stock, including 500,000 shares at $0.17 per share and 250,000 shares at $0.27 per shares pursuant to the Plan.

(6) Includes 37,250 shares of the Company's Common Stock beneficially owned by Mr. Maranon's daughter.

(7)  Includes 250,000 shares beneficially owned by Mr. Brennan's wife.

(8) Includes incentive stock options to purchase up to 250,000 shares at $.27 per share and 191,176 shares at $0.17 per share and non-qualified stock options to purchase up to 308,324 shares at $0.17 per share pursuant to the Plan.

(9) Includes incentive stock options to purchase up to 250,000 shares at $0.25 per share vesting in 1998; incentive stock options to purchase up to 200,000 shares at $0.50 per share and non-qualified stock options to purchase up to 50,000 shares vesting in 1999.

(10) Includes non-qualified stock options to purchase up to 250,000 shares at $0.27 per share pursuant to the Plan.

(11) The address of this person is c/o the Company, 155 Route 46 West, 3rd Floor, Wayne, New Jersey 07470.

(12) These shares are held by Greg Manning Auctions, Inc. A company of which Greg Manning, a former director of the Company, is an officer and stockholder.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

             The Compensation Committee of the Board of Directors of the Company was established in January 1996. No member of the Compensation Committee was an officer or employee of the Company during the prior year or was formerly an officer of the Company. None of the Executive Officers of the Company has served on the Board of Directors or Compensation Committee during the last fiscal year of any other entity, any of whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company.

Certain Relationships and Related Transactions Involving Members of the Compensation Committee and Other Directors

             On September 12, 1995, Diego Leiva, the founder, Chairman, President and Chief Executive Officer of Public Info/Comm Kiosk, Inc., a wholly-owned subsidiary of the Company ("PICK"), and certain members of Mr. Leiva's family, entered into an Agreement and Plan of Reorganization with the Company (the "Reorganization Plan") pursuant to which Mr. Leiva and his family members exchanged an aggregate of 701,000 shares of common stock of PICK owned by them ("PICK Common") for 11,566,500 shares of the Company's Common Stock, or
16.5 shares of the Company's Common Stock for each share of PICK Common. The Reorganization Plan further provided for PICK to undertake to cause its remaining stockholders to exchange each of their shares of PICK Common for shares of the Company's Common Stock in the same ratio as Mr. Leiva's exchange (the "PICK Exchange"). The PICK Exchange commenced in October 1995, and all former PICK stockholders exchanged their shares.

             On January 25, 1996, the Company's Board of Directors approved the reservation of 5,000,000 shares of Common Stock for the granting of stock options to the Company's Directors, officers and employees and certain consultants under the 1996 Stock Option Plan. The original options were regranted on September 30, 1996 and subsequently regranted on July 9, 1997. In addition, the Company granted additional options to officers and Directors on June 2, 1997. All of the stock options are exercisable as of the day of grant and expire in three years.

             On January 3, 1996, the Company's Board of Directors transferred to Mr. Leiva the right held by a consultant to purchase 1,500,000 shares of Common Stock for $.055 per share, or an aggregate of $82,500, upon the consultant's failure to pay for the shares.

             During the years ended December 31, 1993 and December 31, 1994, Diego Leiva, the Company's President and Chief Executive Officer, advanced $52,035 and $114,500, respectively, to PICK . The Company repaid $9,500 in 1994 and $3,035 in 1995.

             Mr. Leiva was entitled to receive a salary of $150,000 for 1995 and 1994, and $125,000 for 1993, but he waived all of his salary for 1993. Of the sums due to Mr. Leiva for 1995 and 1994, Mr. Leiva has received $93,750 and $76,523, respectively. The aggregate balance of $129,727 ($56,250 for 1995 and $73,477 for 1994) was paid in 1996 as follows: On December 3, 1996, the Company and Mr. Leiva entered into an agreement to exchange $100,000 of Mr. Leiva's accrued and unpaid compensation for 1994 and 1995 for 400,000 shares of the Company's Common Stock, at a price per share of $.25, the closing asked price per share on that date. The remaining balance of $29,697 in unpaid salary accrued to Mr. Leiva was paid in cash to Mr. Leiva in 1996.

             Pursuant to the terms of the PICK Exchange, in addition to the shares received by Mr. Leiva and certain members of Mr. Leiva's immediate family, as described above, Raymond M. Brennan, Vice President, Secretary and a Director of PICK and the Company, received 511,500 shares of Common Stock of the Company, including 250,000 shares beneficially owned by his wife, and Robert R. Sams, a Director of the Company and the Compensation Committee since September 1995 and a Director of PICK since November 1994, received 165,000 shares of such Common Stock.

             In 1994 and 1995, the Company purchased approximately $144,000 and $10,500, respectively, in advertising services from a company owned and controlled by Ricardo Maranon, who became a stockholder of the Company and a member of its Board of Directors in 1995.

             In January 1996, the Company issued 150,000 shares of the Company's Common Stock to All Florida Advertising, Inc., a company of which Mr. Maranon is the President, for the development and implementation of the advertising and marketing programs to be instituted by the Company in order to utilize $3,000,000 worth of prepaid advertising which the Company acquired from International Executive Services, Inc.

             Ricardo Maranon, a Director and of the Company since 1995, received 288,750 shares of Common Stock on September 12, 1995 in connection with the PICK Exchange.

             As of October 17, 1997, the Company owed Raymond Brennan a total of $35,250 for unpaid 1995 salary.

             As of October 17, 1997, the Company owed Mr. Leiva $170,000 for loans advanced to the Company.

Report of the Compensation Committee of the Board of Directors on Executive Compensation.

Executive Compensation Policy

             It was the responsibility of the Compensation Committee of the Board of Directors to review the compensation levels and performance of management and to recommend compensation changes during 1996. The Report of the Compensation Committee of the Board of Directors concerning executive compensation appears below:

             Philosophy. The Committee believes that maximizing shareholder value is the most important measure of success, and achieving this depends on the coordinated efforts of individual employees working as a team toward defined common performance goals. The objectives of the Company's compensation program are to align executive compensation with shareholder value, to reward individual and team effort and performance furthering the Company's business goals and to attract, retain and reward employees who will contribute to the long-term success of the Company.

             The total direct compensation package for the Company's executives, including the Chief Executive Officer, is intended to be made up of 3 elements:
(i) a competitive base salary; (ii) attractive short-term incentives to executives to earn additional bonus income based on operating results; and (iii) the grant of stock options, from time to time, to executives in an effort to provide a closer identification of the executives' interests with those of the Company and its shareholders by giving the executives an opportunity to acquire a proprietary interest in the Company by acquiring Common Stock.

             Salaries; Chief Executive Officer. The salaries of the Company's executive officers for 1996 were fixed by the Committee. The Board believes, however, that the basic philosophy to be followed regarding salaries is to consider increases based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive's team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills, responsibilities and anticipated workload. The Board has also considered demonstrated loyalty and commitment to the Company and the competitive salaries offered by similar companies to attract executives, including executives of huge technology companies and those in the telecommunications industry. Merit increases for executives are to be subject to the same budgetary guidelines as apply to all other employees of the Company. In addition, the Board has made grants of restricted shares of Common Stock to its Chief Executive Officer, Mr. Leiva, partly as a means of rewarding him for agreeing to the accrual of a portion of his salary for 1995 and 1994 and partly as a short term means of compensating Mr. Leiva for his services in a manner designed to maximize available cash flow of the Company.

             Bonuses. The Board believes that grants of cash bonus incentives should be made as a significant percentage of each executive's base salary when the Company achieves its target goals and when cash flow of the Company is sufficient to support such grants. This policy is also designed to motivate individuals to improve performance. No cash bonuses have been awarded to any executives since January 1, 1995. The Board has authorized, however, grants of restricted Common Stock and stock options. See "Stock Options" below.

             Stock Options. Executives and other employees are eligible for annual stock option grants under the 1996 Stock Option Plan of the Company. The number of options granted to any individual depends on individual performance, salary level and competitive data, and the impact that such employee's productivity may make to shareholder value over time. In addition, in determining the number of stock options granted to each executive, the Board considers the unvested options of each executive to determine the future benefits potentially available to the executive, each executive's salary in relation to salaries paid in the industry to persons in positions of equal responsibility, and the extent to which any executive has waived all or portions of his salary altogether or waived timely payment, as in the case of Mr. Leiva, the Company's Chief Executive Officer. The number of options granted to any executive will depend in part on the total number of unvested options deemed necessary to provide an incentive to that executive to make a long term commitment to remain with the Company. By giving to executives an equity interest in the Company, the value of which depends upon stock performance, the policy seeks to further align management and shareholder interests.

Respectfully submitted,

The Members of the Compensation Committee:
Robert R. Sams
Ricardo Maranon

Stock Performance Graph

             The following graph compares on a cumulative basis the yearly percentage change, since the Company's Common Stock commenced public trading on March 19, 1996 in (a) the total shareholder return on the Company's Common Stock with (b) the total return on the Standard & Poor's 500 Composite Index ("S&P 500") and (c) the total return on a"selected peer group index (the "1996 Peer Group"). The S&P 500 has been selected as the required broad entity market index. The 1996 Peer Group is an index weighted by the relative market capitalization of the following five companies which were selected for being in related industries to the Company's (telecommunications), for having revenues between $12,121,000 and $139,621,000 million in their most recently reported fiscal years and for having 5 year compound annual revenue growth of at least 10%. The five are: Global Telecomm Solutions, GST Telecomm Inc.,
IDT Corp., Trescom International Inc., and Viatel Inc.

             The following graph assumes that $100 has been invested in each of PICK Communications Corp., the S&P 500, and the 5-member Peer Group on
March 19, 1996.

                Comparison of Cumulative Total Return among PICK
               Communications Corp., S&P 500 Index and Peer Group.

                 [Graph omitted, plotting the following points]

MEASUREMENT PERIOD            PICK COMMUNICATIONS           S&P 500 INDEX            PEER GROUP
March 19, 1996                    100                            100                    100
December 31, 1996                   4                             88                     70
October 31, 1997                    8                            102                     99



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             In addition to those transactions disclosed above under the caption "Certain Relationships and Related Transactions Involving Members of the Compensation Committee and other Directors", the following transactions were entered into between the Company and either certain members of management or certain beneficial owners of the Company's Common Stock:

             On January 25, 1996, the Board of Directors of the Company adopted the 1996 Employee Stock Option Plan (the "1996 Option Plan"). The 1996 Option Plan was approved by the Stockholders of the Company in January 1997. The 1996 Option Plan authorizes the Company to issue up to 5,000,000 shares of its Common Stock, subject to adjustment in the event of changes in the Company's capitalization. In June, July and September 1997 the Company granted the following options to directors and officers:

                                                     Incentive Options/             Non-Qualifying
Name and Relationship                                Exercise Price                 Options/Exercise Price
---------------------                                --------------                 ----------------------

Diego Leiva, President, Chairman                     131,578/$0.19                  368,422/$0.19
                                                     250,000/$0.30



                                                     Incentive Options/             Non-Qualifying
Name and Relationship                                Exercise Price                 Options/Exercise Price
---------------------                                --------------                 ----------------------




Raymond M.. Brennan, Vice President and              191,176/$0.17                  308,824/$0.17
Director                                             250,000$0.27

Karen M.. Quinn, Vice President                      191,176/$0.17                  308,824/$0.17
                                                     250,000/$0.27

Robert Bingham, Chief Financial Officer              250,000/$.025                  50,000/$0.50
                                                     250,000$0.50

Robert R. Sams, Director                             0/0                            500,000/$0.17
                                                                                    250,000/$0.27

Ricardo. Maranon, Director                           0/0                            500,000/$0.17
                                                                                    250,000/$0.27

Marilou C. Halvorsen, Director                       0/0                            250,000/$0.27


         As of November 7, 1997 no options have been exercised.

         Pursuant to the terms of the PICK Exchange, in addition to the shares received by Mr. Leiva, certain members of Mr. Leiva's immediate family, and Mr. Brennan, as described above under the heading "Certain Relationships and Related Transactions Involving Members of the Compensation Committee and other Directors" and Karen M. Quinn, Vice President of Corporate Communications and Operations of PICK and the Company received 371,250 shares of Common Stock.

         On September 15, 1997, the Company issued 25,000 shares of restricted stock at a price of $0.21 per share to Robert S. Bingham, Vice President and Chief Financial Officer.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                   STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE
                       NOMINEES NAMED ABOVE - PROPOSAL 1.


Proposal 2 - To Amend the Company's 1996 Employee Stock Option Plan to Increase
             the Number of Shares Available for Issuance Upon the Exercise of Options Granted Thereunder

         On September 8, 1997, the Board of Directors of the Company adopted an amendment to the PICK Communications Corp. 1996 Employee Stock Option Plan (the "Plan") to increase the number of shares of Common Stock that may be issued pursuant to the Plan from 5,000,000 shares to 7,500,000 shares. This increase in the number of authorized shares is subject to approval by the Company's stockholders.

         The Board of Directors has deemed it in the best interest of the Company to establish the Plan so as to provide employees and other persons involved in the continuing development and success of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. It is the opinion of the Board of Directors that by providing the Company's employees and other individuals contributing to the Company and its subsidiaries the opportunity to acquire an equity investment in the Company, the Plan will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified personnel to the Company's employ.

         The affirmative vote of a majority of the outstanding voting securities is required for approval of the amendment to the Plan to increase the number of authorized shares. If the amendment is not approved, the Company will be limited to granting options to purchase a maximum of 5,000,000 shares of Common Stock under the Plan. The Board recommends a vote in favor of approval of the amendment to the Plan.

                      SUMMARY OF THE 1996 STOCK OPTION PLAN

         The following discussion, which summarizes certain provisions of the 1996 Option Plan, is qualified in its entirety by reference to the text of the Plan. Copies of the 1996 Option Plan are available for examination at the Securities and Exchange Commission and at the principal executive offices of the Company at Wayne Interchange Plaza II, 155 Route 46 West, Wayne, New Jersey 07470.

Eligibility for Participation

         Under the 1996 Option Plan, ISOs or ISOs in tandem with SARs which are subject to the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39
(a)-(e), may be granted, from time to time, to officers and other employees of the Company. Options, other than ISOs, may also be granted under the 1996 Option Plan to employees, officers and/or directors of the Company, as well as independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development of the Company's business ("Participants"). As of the date of this Proxy Statement, the Company and its subsidiaries have 14 employees, two of whom are directors, three outside directors and five consultants that are eligible for grants under the 1996 Option Plan.

Administration

         The 1996 Option Plan is to be administered by the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the "Committee"), which may not contain fewer than two non-employee directors (as defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act). The Board of Directors or the Committee will have the authority, in its discretion, to determine the persons to whom options shall be granted, the character of such options, the manner of exercising and making payment for shares of Common Stock and the number of shares of Common Stock to be subject to each option. The 1996 Option Plan is currently administered by the entire Board of Directors.

Terms of Options

         The terms of Options granted are to be determined by the Board or the Committee. Options must be granted within ten years from the date the 1996 Option Plan was adopted or the date the 1996 Option Plan is approved by the Stockholders of the Company, whichever is earlier. Each Option is to be evidenced by a stock option agreement between the Company and the Participant, and is subject to the following additional terms and conditions:

         (a) Exercise of the Option. The Board of Directors or the Committee shall determine the time periods during which Options may be exercised. Options will be exercisable in whole or in part at any time prior to expiration, but may not expire later than ten years from the date of grant. If an ISO or an SAR granted in tandem with an ISO is granted to an individual who, immediately before the grant owns directly, or through attribution, more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, such ISO or SAR granted in tandem with an ISO shall not be exercisable after the expiration of five years from the date of grant. Unless otherwise provided in any option agreement issued under the 1996 Option Plan, any Option granted under the 1996 Option Plan may be exercisable in whole or in part at any time during the exercise period and must become fully exercisable within five years from the date of its grant. In addition, no less than 20% of an Option may become exercisable in any of the first five years of the Option. An Option is exercised by the Participant's giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check, or, at the discretion of the Board or the Committee, by delivery of shares of Common Stock having a fair market value equal to the option price.

         (b) Option Price. The option price of an NQSO or an SAR in tandem with an NQSO granted pursuant to the 1996 Option Plan is determined by the Board of Directors or the Committee in its sole discretion. In no event may the option price of an ISO be less than the fair market value on the date of grant. Such fair market value of an ISO shall be determined by the Board of Directors or the Committee and, if the shares of Common Stock are listed on a national securities exchange or traded in the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the reported bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ, the OTC Bulletin Board or the National Quotation Bureau, Incorporated, as the case may be, on such date. ISOs or SARs granted in tandem with ISOs to holders of more than 10% of the Company's Common Stock are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

         (c) Vesting. The Board of Directors or the Committee will determine the time or times the Options become exercisable, The 1996 Option Plan provides, however, that with respect to holders of more than 10% of the Common Stock, such Options must become fully exercisable initially not later than five years from the date of grant, and no less than 20% of the shares subject to an Option must become exercisable in each of the first five years of the Option until fully exercisable.

         (d) Termination of Employment; Death. Except as provided in the 1996 Option Plan or as otherwise determined by the Board of Directors or the Committee in its sole discretion, upon termination of employment with the Company for any reason, a Participant may exercise any of its Options to the extent it was exercisable as of the date of termination or at any time within three months after the date of such termination, unless, however, the Board of Directors or the Committee determines otherwise, in its sole discretion, any Options granted under the 1996 Option Plan shall immediately terminate in the event the Participant is convicted of a felony committed against the Company or any of its subsidiaries.

         If the holder of an Option dies while employed by the Company or a subsidiary or parent corporation of the Company or within three (3) months after the termination of such holder's employment, such Option may be exercised by a legatee or legatees of such holder under such individual's last will or by such individual's death, to the extent such Option was exercisable as of the date of death or date of termination of employment, whichever date is earlier.

         If the holder of an Option becomes disabled within the definition of
Section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation of the Company, such Option may be exercised at any time within six months after termination of such holder's employment due to the disability.

         Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, an Option may not be exercised except to the extent that the holder was entitled to exercise the Option at the time of termination of employment or death, and in any event it may not be exercised after the original expiration date of the Option.

         (e) Nontransferability of Options; No Liens. Options are nontransferable and non-assignable except by will or the laws of intestacy, and any ISO or SAR in tandem with an ISO is exercisable during the lifetime of the Participant and only by the Participant, or in the event of his or her death, by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

         (f) Maximum Number of ISOs or SARs in Tandem with ISOs Which May Be Issued. A maximum aggregate fair market value of $100,000, determined as of the time any ISO or SAR in tandem with an ISO is granted and in the manner provided in the 1996 Option Plan, may not be exceeded as the maximum aggregate value of
(A) the Common Stock with respect to which ISOs and/or SARs in tandem with ISOs granted under the 1996 Option Plan are exercisable for the first time during any calendar year, together with (B) the Common Stock with respect to which ISOs and/or SARs in tandem with ISOs granted under ISOs qualifying as such in accordance with Section 422 of the Code were granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations.

         An option agreement issued under the 1996 Option Plan may contain such other terms, provisions and conditions not inconsistent therewith as may be determined by the Board of Directors or the Committee.

Termination, Modification and Amendment

         The 1996 Option Plan shall terminate ten years from the earlier of the date of its adoption by the Board of Directors or the date of ratification by the Stockholders of the Company. No Options will be granted after termination of the 1996 Option Plan.

         The Board of Directors of the Company may terminate the 1996 Option Plan at any time prior to its expiration date, or such modifications or amendments thereto from time to time as the Board may deem advisable. The Board may not, however, without the approval of a majority of the then outstanding shares of the Company entitled to vote thereon, except under conditions described under "Adjustments Upon Changes in Capitalization," increase the maximum number of shares as to which Options may be granted under the 1996 Option Plan or materially change the standards of eligibility thereunder.

         No termination, modification or amendment to the 1996 Option Plan may adversely affect the terms of any outstanding Options without the consent of the holders thereof.

Adjustments Upon Changes in Capitalization

         In the event that the number of outstanding shares of Common Stock is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or the like, the Board of Directors of the Company will make an appropriate adjustment in the aggregate number of shares of Common Stock available and reserved for issuance upon the exercise of then outstanding Options and in the exercise prices of such Options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of Options granted under the 1996 Option Plan. Fractions of shares resulting from any such adjustment shall be further adjusted to the next higher whole number of shares.

         In the event of the proposed dissolution or liquidation of substantially all of the assets of the Company, all outstanding Options will automatically terminate, unless otherwise provided by the Board.

Federal Income Tax Consequences

         The following discussion is only a summary of the principal Federal income tax consequences of the grant and exercise of Options and is based on existing Federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of each Participant which may substantially alter or modify the Federal income tax consequences herein discussed.

         Generally, under current law, when an Option qualifies as an ISO under
Section 422 of the Code, (i) an employee will not realize taxable income either upon the grant or the exercise of the Option, (ii) the amount by which the fair market value of the shares acquired upon exercise of the Option at the time of exercise exceeds the option price is included in determining a Participant's alternative minimum tax, (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the Option Price paid therefor), upon a qualifying disposition of the shares acquired by exercise of an Option will be treated as a capital gain or loss if the shares qualify as a capital asset in the hands of the Participant, and (iv) no deduction will be allowed to the Company for Federal income tax purposes in connection with the grant or exercise of an ISO or a qualifying disposition of shares. A disposition by an employee of shares acquired upon exercise of an ISO will constitute a qualifying disposition if the disposition occurs more than two years after the grant of the Option and more than one year after the issuance of the shares to the employee. If such shares are disposed of by the employee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the employee will typically recognize ordinary income (and the Company will receive an equivalent deduction) equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the Option Price, and (ii) the amount realized on the disqualifying disposition less the Option Price. Ordinary income from a disqualifying disposition will also constitute compensation for which withholding may be required under Federal and state law. The maximum Federal tax rate on ordinary income is greater than the Federal tax rate for long-term capital gains. Proposals have been made to decrease the marginal tax rate further on certain types of capital gains. In addition, holders of Options granted after August 10, 1993 may be entitled to exclude up to 50% of the gain on any such sale occurring five years after the date of exercise. The availability of such exclusion is dependent upon whether the Company (i) does not have more than $50 million of aggregate gross assets at any time before the exercise of the Options, (ii) is in the trade or business of operating hotels, motels, restaurants or similar business; or (iii) is in a trade or business where the principal asset is the reputation or skill of one or more of its employees. It is unknown whether any capital gains recognized on a disposition would be of a type entitled to the exclusion referred to in the preceding sentence, and if not, whether the Federal tax rate on such gains would be increased. To the extent that a portion of such gain would be is so excluded, one-half of the excluded gain would be a tax preference for purposes of computing the alternative minimum tax. No assurance can be given as to when, if ever, new Federal tax legislation will be enacted into law, and the effective date of any such legislation.

         In the case of an NQSO granted under the Plan, generally no income is recognized by the Participant at the time of the grant of the Option assuming such NQSO does not have a readily ascertainable fair market value. The Participant generally will recognize ordinary income upon exercise of an NQSO equal to the aggregate fair market value of the shares acquired less the Option Price. Withholding may be required, and the Company will receive an equivalent deduction, subject to the provisions of Section 162(m) of the Code relating to excessive employee remuneration. Section 162(m) disallows a deduction for an employer with respect to remuneration paid in any taxable year to an executive officer in excess of $1,000,000. For purposes of determining remuneration paid, the excess of the fair market value of the Common Stock received upon exercise of an NQSO over the exercise price is considered remuneration paid in the year of exercise unless the income is considered performance-based compensation. For such renumeration to qualify as performance-based compensation, the plan must specify the maximum number of Shares which a Participant may be entitled to receive upon exercise of Options. As the 1996 Option Plan does not specify such a limitation, NQSOs granted under the Plan will not be considered performance-based compensation.

         Shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, a Participant will recognize capital gain or loss if the shares constitute a capital asset in the Participant's hands. Provided the shares are held by the Participant for more than one year prior to disposition, such gain or loss will be realized as long-term capital gain or loss. As set forth above, the maximum federal tax rate on ordinary income is currently greater than the maximum federal tax rate on long-term capital gains. To the extent a Participant recognizes a capital loss, such loss generally may offset capital gains and up to $3,000 of ordinary income. Any excess capital loss may be carried forward indefinitely.

         The grant of an SAR is generally not a taxable event for an Optionee. Upon the exercise of an SAR, however, the Optionee will recognize ordinary income in an amount equal to the amount of cash and the fair market value of any Common Stock received upon such exercise, and the Company will be entitled to a deduction equal in amount.

         Notwithstanding the above, if the sale of any shares received upon the exercise of an NQSO or an SAR in tandem with an NQSO would be subject to Section 16(b) of the Exchange Act, recognition by the Optionee of ordinary income attributable to such shares received will be deferred until the date such sale can be made without application of Section 16(b). However, such shares will be valued at the fair market value at such later time, unless within 30 days after the date of exercise, such Optionee elects, under Section 83(b) of the Code, to recognize ordinary income as of the date of exercise based on the fair market value at such date.

         The foregoing discussion is only a brief summary of the applicable Federal income tax laws as in effect on this date and should not be relied upon as being a complete treatment thereof. The Federal tax laws are complex, and they are subject to legislative changes and new or revised judicial and administrative interpretations at any time. In addition to the Federal income tax consequences described herein, a Participant may also be subject to state and/or local income tax consequences in the jurisdiction in which the Participant works and/or resides.

         The affirmative vote of the majority of shares entitled to vote at the Annual Meeting is required to ratify the adoption of the Plan.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                   STOCKHOLDERS VOTE "FOR" THE AMENDENT TO THE
                 COMPANY'S 1996 STOCK OPTION PLAN - PROPOSAL 2.

Proposal 3 - Ratification of Appointment of Auditors.

         Durland & Company, CPA,s, P.A. has been the independent public accountants of the Company since the Company's 1995 fiscal year. They have no financial interest, either direct or indirect, in the Company. Selection of independent public accountants is made by the Audit Committee of the Company's Board of Directors and is approved by the entire Board of Directors, subject to Shareholder ratification. A representative of Durland & Company CPAs, P.A. is expected to attend the Annual Meeting and to have an opportunity to make a statement or respond to appropriate questions from Stockholders.


               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                  VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF
                      DURLAND & COMPANY, CPAs, P.A. AS THE
                        COMPANY'S AUDITORS - PROPOSAL 3.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matters to be presented at the 1997 Meeting except those matters described in this Proxy Statement. Unless otherwise directed, all shares represented by Proxies will be voted in favor of Proposals 1 through 3 described in this Proxy Statement and the Notice. If any other matters come before the 1997 Meeting, the persons named in the accompanying Proxies will vote on those matters according to their best judgment.

                 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE 16(a)

               Section 16(a) of the Exchange Act requires the Company's officers and Directors and persons who own beneficially more than ten percent of a registered class of the Company's equity securities (10% Stockholders) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and 10% Stockholders are required by regulation to furnish the Company with copies of all forms filed by them pursuant to
Section 16(a).

               Based solely on its review of the copis of such forms received by it, or written representations from certain reporting persons that no Form 5 were required for those persons, the Company believes that, during the period from January 1, 1996 through December 31, 1996, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                    EXPENSES

               The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Notice, Proxy and Annual Report, materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares of Common Stock listed of record in the names of such banks or brokers as nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies will be undertaken by mail, and may be supplemented by officers and other employees of the Company, using telephone calls and telegrams but no additional compensation will be paid to them.

                              STOCKHOLDER PROPOSALS

               No person who intends to present a proposal for action at a forthcoming Stockholders' meeting of the Company's Stockholders may seek to have such proposal included in the proxy statement or form of proxy for such meeting unless that person (i) is a beneficial owner of record of at least 1% of the Common Stock outstanding at the Record Date or $1,000 in market value of Common Stock, has held such shares for at least one year at the time the proposal is submitted and continues to own such shares through the date of the meeting, (ii) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (iii) notifies the Company of his intention to appear personally at the meeting or by a representative qualified under Nevada law to present his proposal for action and (iv) submits his proposal timely. To be included in the proxy statement or proxy for the Company's next annual meeting of Stockholders, a proposal must be received at the Company's principal executive office no later than July 14, 1998. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive offices at a reasonable time before proxies are solicited for such meeting.

               A person may submit only one proposal of not more than 500 words, along with a supporting statement if the proponent requests inclusion of such a statement with the proxy materials, and under certain circumstances enumerated in the rules of the Securities and Exchange Commission relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                    Request for Annual and Quarterly Reports

               Copies of the Company's Annual Report for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission and including the financial statements, accompany these proxy materials.


                                          By Order of the Board of Directors

                                          Raymond M. Brennan,
                                          Secretary

Wayne, New Jersey
November 14, 1997

                                                                         Annex A


                            PICK COMMUNICATIONS CORP.
                             1996 STOCK OPTION PLAN

1.  Purposes.

         The PICK Communications Corp. 1996 Stock Option Plan (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of PICK Communications Corp., a Nevada corporation (the "Company"), with an added incentive to commence employment with the Company, continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under
Section 422(b) of the Code and Stock Appreciation Rights ("SARs") (collectively the "Options").

2.  Shares Subject to the Plan.

         The total number of shares of the Company's common stock, $.001 par value per share (the "Common Stock"), that may be subject to Options granted under the Plan shall be 5,000,000 in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of an ISO to an employee together with a tandem SAR or any NQSO to an employee together with a tandem SAR shall only require one share of Common Stock available subject to the Plan to satisfy such joint Option. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3.  Eligibility.

         ISO's or ISO's in tandem with SAR's (provided the SAR meets the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a) through (e) inclusive) may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An Officer is an employee for the above purposes. However, a director of the Company who is not otherwise an employee is not deemed an employee for such purposes. Options, other than ISO's, may be granted from time to time under the Plan to one or more employees of the Company, Officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the

Company and/or of a subsidiary of the Company, including persons who have previously been granted Options under the Plan.

4.  Administration of the Plan.

         The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time and/or by a Stock Option Committee (the "Committee") which shall be comprised of at least two disinterested persons (the term "disinterested" having the meaning ascribed to it by Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act)) appointed by such Board of Directors of the Company. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISO, NQSO, and/or SARs in tandem with NQSOs, and/or SARs in tandem with ISOs) and the number of shares of Common Stock to be subject to each Option, the manner and form in which the optionee can tender payment upon the exercise of his Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with the requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors and/or the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors and/or the Committee, in its discretion, shall deem relevant. The Board of Directors' and/or the Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

5.  Terms of Options.

         Within the limits of the express provisions of the Plan, the Board of Directors or the Committee may grant either ISOs or NQSOs and/or SARs in tandem with NQSOs or SARs in tandem with ISOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The optionee, if granted a SAR in tandem with a NQSO or ISO, may receive from the Company, in lieu of exercising his option to purchase shares pursuant to his NQSO or ISO, at one of the certain specified times during the exercise period of the NQSO or ISO as set by the Board of Directors or the Committee, the excess of the fair market value upon such exercise (as determined in accordance with subparagraph (b) of this Paragraph 5) of one share of Common Stock over the Option Price per share specified upon grant of the NQSO or ISO/SAR multiplied by the number of shares of Common Stock covered by the SAR so exercised. The character and terms of each Option granted under the Plan shall be determined by the Board of Directors and/or the Committee consistent with the provisions of the Plan, including the following:

         (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

         (b) The Option Price of the shares of Common Stock subject to each ISO and each SAR issued in tandem with an ISO shall not be less than the fair market value of such shares of Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO or SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

         (c) The Option Price of the shares of Common Stock subject to an NQSO or an SAR in tandem with a NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion.

         (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO or a SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more that 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

         (e) With respect to the grant of SAR's to Officers and Directors of the Company, an SAR may be exercised at any time after six months of the date of the grant thereof during the exercise period of the ISO or NQSO with which it is granted in tandem and prior to the exercise of such ISO or NQSO, but only within the specified 10 business day period referred to in subsection (e)(3) of Rule 16b-3 of the 1934 Act (generally, the 10 business days immediately following the publication of the Company's quarterly financial information) if the Company's Common Stock is registered pursuant to Section 12(g) of the 1934 Act. Notwithstanding the foregoing, the Board of Directors and/or the Committee shall in their discretion determine from time to time the terms and conditions of SAR's to be granted, which terms may vary from the afore-described conditions, and which terms shall be set forth in a written stock option agreement evidencing the SAR granted in tandem with the ISO or NQSO. The exercise of an SAR granted in tandem with an ISO or NQSO shall be deemed to cancel such number of shares subject to the unexercised Option as were subject to the exercised SAR. The Board of Directors or the Committee also has the discretion to alter the terms of the SARs if necessary to comply with Federal or state securities law. Amounts to be paid by the Company in connection with an SAR may, in the Board of Director's or the Committee's discretion, be made in cash, Common Stock or a combination thereof.

          (f) Unless otherwise provided in any Option agreement under the Plan, an Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no case may an Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred
(100), and (ii) become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option. The Board of Directors or the Committee, in its sole discretion, may at such time or times as it deems appropriate, if ever, accelerate all or part of the vesting provisions with respect to one or more outstanding options. The acceleration of one option shall not infer that any option is or to be accelerated.

         (g) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, which payment at the option of the optionee shall be in the form of (i) cash or certified or bank check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, (ii) if permitted by the Committee or the Board of Directors, as determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by the delivery of shares of Common Stock having a fair market value equal to the Option Price or the delivery of an interest-bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code (provided, in order to qualify as an ISO, more than one year shall have passed since the date of grant and one year from the date of exercise), or (iii) at the option of the Committee or the Board of Directors, determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by a combination of cash, promissory note and/or such shares of Common Stock (subject to the restriction above) held by the employee that have a fair market value together with such cash and principal amount of any promissory note that shall equal the Option Price, and, in the case of a NQSO, at the discretion of the Committee or Board of Directors by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the tax withholding amount due, or otherwise provide for withholding as set forth in Paragraph 9(c) hereof, or in the event an employee is granted an ISO or NQSO in tandem with an SAR and desires to exercise such SAR, such written notice shall so state such intention. The Option Price may also be paid in full by a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Board of Directors and/or the Committee, in its discretion, shall authorize.

          (h) The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Common Stock covered by such holder's Option until such shares of Common Stock shall be issued to such holder upon the exercise of the Option.

          (i) All Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and any ISO or SAR in tandem with an ISO granted under the Plan may be exercised during the lifetime of the holder thereof only by the holder. No Option granted under the Plan shall be subject to execution, attachment or other process.

          (j) The aggregate fair market value, determined as of the time any ISO or SAR in tandem with an ISO is granted and in the manner provided for by Subparagraph (b) of this Paragraph 5, of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO.

          (k) Notwithstanding anything contained herein to the contrary, a SAR which was granted in tandem with an ISO shall (i) expire no later than the expiration of the underlying ISO; (ii) be for no more than 100% of the spread at the time the SAR is exercised; (iii) shall only be transferable when the underlying ISO is transferable; (iv) only be exercised when the underlying ISO is eligible to be exercised; and (v) only be exercisable when there is a positive spread.

6.  Death or Termination of Employment.

          (a) Subject to the provisions of subparagraph (d) of this Paragraph 6 and except as otherwise determined by the Board of Directors or the Committee in its sole discretion, if the employment of a holder of an ISO under the Plan shall be terminated for any reason other than cause or the death or the disability of the holder, such holder's ISO shall expire within three (3) months after such termination. Except as otherwise determined by the Board of Directors or the Committee, in its sole discretion, if the employment of a holder of an ISO, NQSO, and/or SAR in tandem with a NQSO shall terminate for cause, then any unexercised ISO, NQSO, and/or SAR in tandem with a NQSO granted to the holder shall expire as at the time of termination. If the employment of a holder of an Option (exclusive of his ISOs) shall be terminated for any reason other than cause or the death or the disability of the holder, such holder's Options, other than his

ISOs, may be exercised during the earlier of (i) the respective terms thereof, or (ii) the subsequent death or disability of the respective holder, subject to the provisions of subparagraphs (b) and (d) of this Paragraph 6, unless the Board of Directors or the Committee shall in its sole discretion set forth to the contrary in the holder's Option Agreement.

          (b) If the holder of an Option granted under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment, such Options may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within such time as determined by the Board of Directors or the Committee in its sole discretion, but in no event less than six months after the individual's death, to the extent such Options were exercisable as of the date of death or date of termination of employment, whichever date is earlier.

          (c) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within six months after such holder's termination of employment due to the disability.

          (d) Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, an Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the Option.

7.  Leave of Absence.

          For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8.  Adjustment Upon Changes in Capitalization.

          (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

          (b) Any Option granted under the Plan, unless waived by the Board of Directors or the Committee, may, at the discretion of the Board of Directors of the Company and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Company, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

          (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock.

9. Further Conditions of Exercise.

          (a) Unless the shares of Common Stock issuable upon the exercise of an Option have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, an optionee must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

          (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

          (c) The Board of Directors or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option and/or SAR until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the cancelling of any number of shares of Common Stock issuable upon exercise of such Option and/or SAR and/or SDR in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold, or (iv) withholding the amount due from such employee's wages if the employee is employed by the Company or any subsidiary thereof.

10.  Termination, Modification and Amendment.

          (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the stockholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

          (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

          (c) The Board of Directors of the Company may at any time, prior to ten (10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the stockholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Common Stock as to which Options or shares may be granted under the Plan, materially change the standards of eligibility under the Plan or amend any provision hereof which requires stockholder approval in order to preserve the status of the Plan as a plan qualifying under Rule 16b-3 of the 1934 Act if the Plan would otherwise qualify thereunder. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

          (d) No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.

11.  Effective Date of the Plan.

          The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

12.  Not a Contract of Employment.

          Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13.  Other Compensation Plans.

          The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.

APPENDIX 1 PROXY CARD


                            PICK Communications Corp.
                           Wayne Interchange Plaza II
                                155 Route 46 West
                             Wayne, New Jersey 07470
                                 (201) 812-7425

               The undersigned, a holder of Common Stock of PICK Communications Corp., a Nevada corporation (the "Company"), hereby appoints Robert Bingham and Raymond M. Brennan, and each of them, the proxies of the undersigned (the "Proxies"), each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of Common Stock of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on December 11, 1997 and any adjournments thereof, as follows:


     1.   ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

          [ ] FOR all nominees listed below [ ] WITHHOLD AUTHORITY to vote for all nominees listed below. (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS NAME BELOW)

          Diego Leiva, Raymond M. Brennan, Robert R. Sams, Ricardo Maranon and Marilou C. Halvorsen.


     2. Amending the Company's 1996 Employee Stock Option Plan to authorize an INCREASE IN THE NUMBER OF OPTIONS AVAILABLE FOR GRANT UNDER THE COMPANY'S EMPLOYEE STOCK OPTION PLAN FROM 5,000,000 TO 7,500,000.

               [ ] FOR                [ ] AGAINST                   [ ] ABSTAIN

     3. The ratification of the APPOINTMENT OF DURLAND & COMPANY, CPAs, P.A. as the Company's auditors for the fiscal year ending December 31, 1997.

               [ ] FOR                [ ] AGAINST                   [ ] ABSTAIN

     4. Upon such other matters as may properly come before the meeting or any adjournments thereof.

               The undersigned hereby revokes any other proxy previously granted to vote at such Annual Meeting, and hereby ratifies and confirms all that the above-named Proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said Proxies are authorized to vote in accordance with their best judgment.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSALS 2 AND 3 AND AS SAID PROXIES SHALL DEEM ADVISABLE WITH RESPECT TO SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

          The undersigned acknowledges receipt of copies of the Annual Report, the Notice of Annual Meeting, and the accompanying Proxy Statement of the Company relating to the Annual Meeting.


                                                  ______________________________

                                                  ______________________________
                                                  Signature(s) of Stockholder(s)

                                                  Dated:__________________, 1997

The signature(s) hereon should correspond exactly to the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please indicate the full corporate name and indicate the title of signing officer.


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                            PICK COMMUNICATIONS CORP.
                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.